UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026 (June 11, 2026)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(866) 908-4867

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 11, 2026, Vivos Therapeutics, Inc. (the “Company”) issued a press release announcing its intention to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) for a proposed rights offering, pursuant to which the Company would distribute, as a dividend, transferable subscription rights to its shareholders. Subject to and following the SEC declaring the registration statement effective, the Company intends to distribute the rights as a dividend to shareholders as of a proposed record date to be set as the 30th day following the date on which the registration statement is declared effective by the SEC.

As described in the press release, each right is expected to entitle the holder to purchase one share of the Company’s common stock at an exercise price equal to the greater of $1.25 per share or 20% above the market price on the day before the record date, with the final exercise price to be set forth in the prospectus. The rights are intended to be listed for trading on a securities exchange, subject to satisfaction of applicable listing and regulatory requirements, and are expected to be exercisable for a period of nine months. Upon exercise of a right, the holder is expected to receive a subsequent nine-month trading right with an expected exercise price equal to the greater of $1.75 per share or 40% above the market price on the day before the record date. The foregoing terms are preliminary and indicative only, and the final terms of the proposed rights offering, if commenced, will be set forth in the prospectus included in the registration statement.

The proposed rights offering remains subject to a number of conditions, any of which could delay, alter, or prevent its completion, including, without limitation, the SEC declaring the registration statement effective; compliance with the applicable rules of any applicable securities exchange, including any shareholder-approval requirements that may apply; the availability of a sufficient number of authorized but unissued shares of common stock, which may require an amendment to the Company’s certificate of incorporation and a shareholder vote; required approvals by the Company’s Board of Directors; and prevailing market conditions. There can be no assurance that any or all of these conditions will be satisfied, and the Company reserves the right to modify, postpone, or terminate the proposed rights offering at any time prior to completion.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K, including the press release filed as Exhibit 99.1, does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of securities will be made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s intention to file a registration statement for the proposed rights offering; the anticipated timing of such filing and of effectiveness; the proposed distribution of subscription rights as a dividend and the proposed record date therefor; the expected terms of the rights, including the expected exercise price, the contemplated transferability of the rights, the exercise period, and any subsequent rights issuable upon exercise; and the Company’s ability to commence, structure and complete the proposed offering on the contemplated terms or at all. These statements are based on current expectations and assumptions and are subject to significant known and unknown risks and uncertainties, many of which are beyond the Company’s control, including whether and when the SEC will declare the registration statement effective; the risk that the proposed offering is delayed, modified, postponed or abandoned; the Company’s ability to satisfy the conditions to the offering, including listing and any applicable shareholder-approval requirements; the availability of sufficient authorized but unissued shares of common stock; the uncertain tax treatment to shareholders of the receipt, ownership, sale or exercise of transferable rights received as a dividend; the Company’s ability to access capital on acceptable terms or at all; and general economic and market conditions. Actual results may differ materially and adversely from those expressed or implied by such forward-looking statements. Additional information regarding factors that may cause actual results to differ materially is included in the Company’s filings with the SEC, which may be obtained free of charge at https://vivos.com/investors/sec-filings/. Except to the extent required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Vivos Therapeutics, Inc., dated June 11, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Date: June 16, 2026	By:	/s/ R. Kirk Huntsman
	Name:	R. Kirk Huntsman
	Title:	Chief Executive Officer